Exhibit (a)(15)


                        VAN ECK WORLDWIDE INSURANCE TRUST

                                AMENDMENT NO. 14

                            TO MASTER TRUST AGREEMENT



         Amendment No. 14 to the Master Trust Agreement dated January 7, 1987, as amended (the "Agreement") of Van Eck Worldwide Insurance Trust (the "Trust"), made at New York, New York, this 30th day of April, 2004.

                                   WITNESSETH:

         WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended from time to time, as long as such amendment does not adversely affect the rights of any shareholder, and as long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

         WHEREAS, a majority of Trustees have duly authorized this amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

         NOW, THEREFORE, the undersigned, Patricia Maxey, a duly elected and acting Secretary of the Trust, pursuant to the authorization described above, hereby declares that Article IV of the Agreement is amended to add new Section
4.7 as follows:

         "Section 4.7 CLASSES OF SHARES. In addition to all other powers set forth in this Declaration of Trust, including without limitation the power to establish and designate Sub-Trusts in accordance with Section 4.2, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any Sub-Trust or divide the Shares of any Sub-Trust into classes, provided that such issuance or division does not adversely affect the rights of any shareholder, each class having such different dividend, liquidation, voting and other rights and characteristics as the Trustees may determine, and may establish and designate the specific classes of Shares of each Sub-Trust.

                  The fact that a Sub-Trust shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Sub-Trust are initially of a single class), or that a Sub-Trust shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more additional classes, of said Sub-Trust, or previously established and designated class or classes thereof.

                  The establishment and designation of any class of Shares of a Sub-Trust shall be effective upon the execution by a majority of the then Trustees (or an officer of the Trust pursuant to the vote of a majority of the Trustees) of an instrument setting forth such


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         establishment and designation of the relative rights and preferences of such class of Shares, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular class of a Sub-Trust previously established and designated, the Trustees may, by an instrument executed by a majority of their number (or an officer of the Trust pursuant to the vote of a majority of the Trustees), abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

                  If the Trustees shall divide the Shares of any Sub-Trust into two or more classes, the following provisions shall be applicable in respect thereof:

                  (a) The number of authorized Shares and the number of Shares of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any class into one or more classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any class reacquired by the Trust at their discretion from time to time.

                  (b) All consideration received by the Trust for the issue or sale of Shares of a particular class of a Sub-Trust, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong to the Sub-Trust and be allocable to that class of such Sub-Trust, subject only to the rights of creditors and except as may otherwise be required by applicable tax laws, shall be so recorded upon the books of account of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that class of the Sub-Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular class of a Sub-Trust, the Trustees shall allocate them among any one or more of the classes of such Sub-Trust established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Sub-Trusts and classes thereof for all purposes.

                  (c) The assets belonging to each particular class of a Sub-Trust shall be charged with the liabilities of the Trust in respect of that class of such Sub-Trust, and all expenses, costs, charges and reserves attributable to that class of such Sub-Trust. Any general liabilities, expenses, costs, charges or reserves of a Sub-Trust that are not readily identifiable as belonging to any particular class of such Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the classes of such Sub-Trust established and designated from time to time in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of a Sub-Trust and all classes thereof for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to


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         determine which items are capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

                  (d) The net asset value per Share of a Sub-Trust that has been divided into classes shall be determined separately for each such class, and shall be equal to the quotient obtained by dividing the value of the net assets of that Sub-Trust allocable to the class (being the value of the assets belonging to that Sub-Trust less the liabilities belonging to such class) by the total number of Shares of such class outstanding.

                  (e) Dividends and distributions on Shares of a Sub-Trust that has been divided into classes shall be determined separately for each class of such Sub-Trust and paid from the assets belonging to and allocable to each such class, after providing for actual and accrued liabilities belonging to that class. All dividends and distributions on Shares of a particular class shall be distributed pro rata to the holders of Shares of that class in proportion to the number of Shares of that class held by such holders at the date and time of record established for the payment of such dividends or distributions. Such dividends and distributions may be made in cash or Shares of that class or another class of such Sub-Trust or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder.

                  (f) Whenever the Shares of a Sub-Trust are otherwise required or permitted to vote under this Declaration of Trust, the Shares of each class of the Sub-Trust shall vote together with all other classes of such Sub-Trust with respect to such matter, except that when (i) required by applicable law, including the 1940 Act and Rules 18f-2 and 18f-3 thereunder, or (ii) the Trustees have determined that the matter to be voted upon affects only the interests of one or more classes of the Sub-Trust, then only the Shareholders of such class or classes shall be entitled to vote thereon.

                  (g) The Trustees, without the requirement of Shareholder approval, may redesignate, reclassify or convert the Shares of a class of any Sub-Trust into a new or existing class of Shares of the same Sub-Trust on such fair and equitable terms and conditions as the Trustees may determine in their sole discretion, provided that such redesignation, reclassification or conversion does not adversely affect the rights of any shareholder.

                  (h) Shares of a class may be subject to such different front-end and/or back-end sales charges, contingent deferred sales charges, redemption fees, fees pursuant to Rule 12b-1 plans, shareholder servicing fees and other fees or expenses associated with the distribution or servicing of Shares of that class as may be approved by the Trustees from time to time with respect to such class.

         To the fullest extent necessary to implement the underlying purpose and intent of this Section 4.7, this Section shall qualify each other provision set forth in this Declaration of Trust and all references to Sub-Trust in this Declaration of Trust shall be deemed to incorporate or additionally include references to the classes thereof as the context may


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         require. Any conflict or need for clarification as between this Section
         4.7 and any other provision of this Declaration of Trust shall be resolved by the Trustees in their sole discretion."




WITNESS my hand and seal this 30th day of April, 2004.




/s/ Patricia A. Maxey
---------------------
Patricia Maxey, Secretary



STATE OF NEW YORK   )
                    )
COUNTY OF NEW YORK  )

         Then personally appeared the above-named Patricia A. Maxey and acknowledged this instrument to be her free act and deed this 30th day of April, 2004.




/s/ Kathleen Lang
-----------------
Kathleen Lang
Notary Public, State of New York
No. 01LA5053454
Qualified in Queens County
Commission Expires December 18, 2005